Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 26, 2005, relating to the financial statements and financial highlights which appears in the May 31, 2005 Annual Report to Shareholders of Interstate Tax-Exempt Fund, California Tax-Exempt Fund, Connecticut Tax-Exempt Fund, Florida Tax-Exempt Fund, Massachusetts Tax-Exempt Fund, Michigan Tax-Exempt Fund, New Jersey Tax-Exempt Fund, Ohio Tax-Exempt Fund, Pennsylvania Tax-Exempt Fund, Virginia Tax-Exempt Fund, New York Tax-Exempt Fund, Louisiana Municipal Money-Market Fund and Minnesota Municipal Money-Market Fund  which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
September 27, 2005